EXHIBIT 99.1
3710 Rawlins, Suite 1500 • Dallas, Texas 75219 • 214/528-5588 • Fax: 214/522-9254

FOR IMMEDIATE RELEASE

Contact:	Richard Kelley, Chief Financial Officer (800)225-0135 • (214)528-5588
HALLWOOD GROUP STATES THAT ITS POLICY IS
NOT TO COMMENT ON UNUSUAL MARKET ACTIVITY
Dallas, Texas, November 3, 2010 — In view of the unusual market activity in the stock of The Hallwood Group Incorporated (NYSE Amex:HWG), the New York Stock Exchange has contacted the Company in accordance with its usual practice. The Company stated that its policy is not to comment on unusual market activity.
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